UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

April 15, 2011

Item 4.01.  Change in Registrants Certifying Accountant

On April 15, 2011, Image Metrics, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the independent registered public accountants for the Company. Effective April 15, 2011, the Audit Committee of the Company’s Board of Directors engaged Singer Lewak LLP (“Singer”) to serve as the independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2011. The decision to change accountants was approved by the Audit Committee. In deciding to engage Singer, the Audit Committee reviewed auditor independence and existing commercial relationships with Singer, and concluded that Singer has no commercial relationship with the Company that would impair its independence.

BDO’s report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2010 (the only audit period during its engagement) did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2010 did contain an explanatory paragraph with respect to substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s fiscal year ended September 30, 2010 and the interim period through April 15, 2011, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report. During the Company’s fiscal year ended September 30, 2010 and the interim period through April 15, 2011, BDO did not advise us of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal year ended September 30, 2010, BDO agreed with the Company’s chief executive officer’s and chief financial officer’s conclusion that material weaknesses existed in properly applying the provisions of Financial Accounting Standards Board Accounting Standards Codification No. 820, “Fair Value Measurements and Disclosures” and No. 740 “Income Taxes” and that material weaknesses existed in the Company’s disclosure controls and procedures due to the Company’s accounting personnel not having sufficient accounting knowledge related to disclosure requirements.  These material weaknesses were discussed with the audit committee of the Company.  The Company has authorized BDO to respond fully to inquires of Singer regarding these material weaknesses.

During the Company’s last two fiscal years ended September 30, 2009 and 2010 and the interim period through April 15, 2011, the Company has not had any consultations with Singer concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on the Company’s  financial statements as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described by Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of this Form 8-K prior to its filing with the SEC, and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter provided by BDO, dated April 21, 2011 is attached as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
16.1	Letter from BDO USA, LLP, addressed to the Securities and Exchange Commission regarding its agreement to the statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2011	IMAGE METRICS, INC.

	By:	/s/ Ron Ryder
Ron Ryder
Chief Financial Officer